EXHIBIT 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580FAX (713) 651-0849

1100 LOUISIANA    SUITE 4600HOUSTON, TEXAS 77002-5294TELEPHONE (713) 651-9191

Consent of Independent Petroleum Engineers and Geologists

As independent petroleum engineers, we hereby consent to the use of our name included or incorporated by reference in this Annual Report on Form 10-K of Superior Energy Services, Inc., for the year ended December 31, 2014, and to the incorporation of our report of estimates of reserves and present value of future net reserves as of December 31, 2014 (our Reports) into this Annual Report on Form 10-K.  In addition, we hereby consent to the use of our name included or incorporated by reference and to the incorporation of our Reports in Superior Energy Services, Inc.’s Registration Statements on Form S-8 (No. 333-125316, 333-116078, 333-136809, 333-161212, 333-174972, 333-177679, 333-189130)

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

Houston, Texas

February 26, 2015

SUITE  600,  1015  4TH  STREET, S.W.CALGARY, ALBERTA T2R 1J4TEL (403) 262-2799FAX (403) 262-2790

621  17TH STREET, SUITE 1550DENVER,  COLORADO 80293-1501TEL (303) 623-9147FAX (303) 623-4258